SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 26, 2009

                              ENTECH  SOLAR, INC.
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               (Exact Name of Registrant as specified in charter)

 Delaware                         0-16936                          33-0123045
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(State or other jurisdiction      (Commission                   (IRS Employer
    of incorporation)               File Number)            Identification No.)


    200 Ludlow Drive, Ewing Business Park, Ewing, New Jersey      08638
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         (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code:   609/ 818-0700

                     WorldWater & Solar Technologies Corp.
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        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On January 26, 2009, Entech Solar, Inc., formerly known as WorldWater & Solar Technologies Corp. (the "COMPANY") announced the appointment of Kent J. Van Houten to the office of Chief Financial Officer and Vice President of the Company.

     Prior to joining Entech Solar, Mr. Van Houten, age 55, was Vice President of Finance & Accounts at Aegis Communications from December 2004 to August 2008, where he was responsible for the company's finance and accounting functions, tax compliance, internal controls, corporate governance, insurance and risk management, as well as legal and administration. Between December 2003 to November 2004, Mr. Van Houten served as a financial consultant for various companies and industries in the Dallas Fort Worth Metroplex. Prior to 2004, he served as Chief Financial Officer, Secretary and Treasurer at Peerless Mfg. Co. (supplier of filters and environmental protection equipment used in the petroleum, natural gas, petrochemical and electric utility industries) for five years, Telynx, Inc. (software development company) for over two years, and Oil @ Work LLC (an automotive services company) less than two years. Mr. Van Houten is a 1975 graduate of Howard Payne University, holding a Bachelor's in Business Administration degree in Accounting and minor in Economics. He is a Certified Public Accountant licensed in Texas.

A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1     Press Release dated January 26, 2009.

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
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENTECH SOLAR, INC.


By:  /s/ Stephen Salvo
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     Stephen Salvo
     Secretary


Date:  January 30, 2009



EXHIBIT INDEX
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99.1     Press release dated January 26, 2009

                                                                 EXHIBIT 99.1



  [ENTECH SOLAR, INC. LOGO - GRAPHIC OMITED]





                  ENTECH SOLAR APPOINTS KENT J. VAN HOUTEN AS
                            CHIEF FINANCIAL OFFICER

         Finance Veteran Brings Over 30 Years of Experience to Company

Ewing, N.J. - January 26, 2009 - Entech Solar (OTC BB: WWAT.OB), a leader in concentrating solar energy systems, announced today that Kent J. Van Houten has been named Chief Financial Officer (CFO) of the Company, effective January 26, 2009. Mr. Van Houten has served in a variety of finance-related leadership positions during the past 30 years, most recently as Vice President of Finance & Accounts at Aegis Communications. At Entech, he will be charged with managing the Company's overall financial strategy, corporate planning, treasury functions, internal controls, and SEC reporting.

"I am proud to announce Mr. Van Houten as the CFO of Entech Solar." said Frank Smith, CEO of Entech Solar. "His extensive experience with rapidly-growing companies will serve him well in his new role at Entech, and we are excited that he has decided to bring his talent and passion to our team."

 "I am very excited to join the Entech team," added Mr. Van Houten. "Entech's ThermaVolt system offers a great opportunity to grow the combined heat and power market in a clean and economical way. I am very impressed with Entech's progress to date and look forward to helping the Company continue to grow."

Prior to his joining of Entech Solar, Mr. Van Houten, age 55, was Vice President of Finance & Accounts at Aegis Communications, where he was responsible for the company's accounting functions, internal controls, and tax compliance, as well as legal and corporate governance. Prior to this, Mr. Van Houten spent several years as a financial consultant and also served as Chief Financial Officer at Peerless Manufacturing, a supplier of filters and environmental protection equipment used in the petroleum, natural gas, petrochemical and electric utility industries. His background includes capital planning, treasury oversight, SEC reporting, business development, strategic planning, acquisition due diligence, corporate restructuring, and overall financial management. Mr. Van Houten is a 1975 graduate of Howard Payne University, holding a Bachelor's in Business Administration degree in Accounting and minor in Economics. He is a Certified Public Accountant.

ABOUT  ENTECH  SOLAR
Entech Solar is a leading provider of concentrating solar energy systems. Entech designs, manufactures and installs systems that provide both electricity and thermal energy for commercial and industrial applications. Entech uses its proprietary concentrating photovoltaic and thermal (CPVT) technology to deliver the ThermaVolt system, which produces cost-competitive distributed energy. For more information, please visit www.entechsolar.com.
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ENTECH SOLAR PRESS CONTACT:
Amy Copeman
(609)818-0700 ext. 58 or
acopeman@entechsolar.com
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ENTECH SOLAR INVESTOR RELATIONS CONTACT:
Chris Witty
(646) 438-9385
cwitty@darrowir.com
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